Exhibit 10.11
IFT CORPORATION
DIRECTOR COMPENSATION PLAN
(As Amended, Effective July 12, 2005)

I.	GENERAL PROVISIONS.

1.1          Purposes of Plan. IFT Corporation (the "Company") has adopted this Director Compensation Plan (the "Plan") to enable the Company to attract and retain the services of experienced and knowledgeable Non-Employee Directors and to align further their interests with those of the stockholders of the Company by providing for or increasing the proprietary interests of the Non-Employee Directors in the Company.

1.2          Definitions. The following terms, when used in this Plan, shall have the meanings set forth in this Section 1.2:

(a)          "Award" means an award of Restricted Stock under the Plan.

(b)          "Change in Control" means an Ownership Change Event or series of related Ownership Change Events (collectively, a "Transaction") in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the Company or, in the case of an Ownership Change Event, the entity to which the assets of the Company were transferred. An "Ownership Change Event" shall be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange by the stockholders of the Company of all or substantially all of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company); or (iv) a liquidation or dissolution of the Company. The sole exception to Change in Control and Ownership Change Event as described above shall be any Change in Control that may result from the death or incapacity of Richard J. Kurtz wherein his interest is transferred to his heirs only. In such event for the purposes hereof, no Change in Control or Ownership Change Event shall be deemed to have occurred.

(c)          "Common Stock" means the common stock, par value $.01 per share, of the Company.

(d)          "Non-Employee Director" means any member of the Board of Directors who is not an employee of the Company or of a parent or subsidiary corporation (as defined in Section 425 of the Internal Revenue Code) with respect to the Company.

(e)          "Participant" means any Non-Employee Director who receives an Award pursuant to the terms of the Plan.

(f)          "Restricted Stock" means Common Stock which is the subject of an Award under this Plan and which is nontransferable and subject to a substantial risk of forfeiture until specific conditions are met as set forth in this Plan.

(g)          “Retention Fee” means cash payment to Independent Directors (as such term is defined in the American Stock Exchange Company Guide) for serving on the Board of Directors.

1.3          Common Shares Subject to Plan.

(a)          Subject to the provisions of Article IV and of this Section 1.3, the maximum number of shares of Common Stock which may be issued or transferred pursuant to Awards under this Plan shall not exceed 1,600,000 shares.

(b)          The shares of Common Stock to be delivered under the Plan shall be made available, at the discretion of the Board of Directors, either from authorized but unissued shares of Common Stock or from shares of Common Stock held by the Company as treasury shares, including shares purchased in the open market.

(c)          If, on or before termination of the Plan, any shares of Common Stock subject to an Award shall not be issued or transferred and shall cease to be issuable or transferable for any reason, or if such shares shall have been reacquired by the Company pursuant to restrictions imposed on such shares under the Plan, the shares not so issued or transferred and the shares so reacquired shall not longer be charged against the limitation provided for in Paragraph (a) of this Section 1.3 and may be again made the subject of Awards under this Plan.

1.4          Administration of Plan.

(a)          Subject to the provisions of Paragraph (b) below, this Plan shall be administered by the Board of Directors. Awards under the Plan shall be automatic as described elsewhere in this Plan. Subject to the provisions of this Plan, the Board shall be authorized and empowered to do all things necessary or desirable in connection with the administration.

(b)          The Board, in its absolute discretion may at any time and from time to time delegate to a committee of three or more persons appointed by the Board (the "Committee") all or any part of the authority, powers and discretion of the Board under this Plan. Any determinations, decisions, interpretations, rules, regulations or other actions of the Committee shall have the same effect as if made or taken by the Board. Members of the Committee shall be subject to removal at any time as determined by the Board, and the Board may at any time abolish the entire Committee, in which case all authority, powers and discretion delegated to the Committee shall immediately become revested in the Board. The Board also may limit the Committee's authority and power at any time, in which case any specified authority or power removed from the Committee shall immediately become revested in the Board. No Non-Employee Director shall be eligible to be a member of the Committee.

1.5          Participation. All Non-Employee Directors shall receive Awards under this Plan, which Awards shall be granted automatically as provided in Section 2.1 below.

II.	COMPENSATION.

2.1          Restricted Stock Awards.

(a)          Immediately following the effective date of this Plan (as determined pursuant to Section 5.2 hereof), each Non-Employee Director who is then serving as a member of the Board of Directors shall automatically be granted an Award consisting of a number of shares of Restricted Stock (rounded to the nearest whole number of shares) equal to: 48,000 for the Chairman of the Board, who is also a Non-Employee Director; and 12,000 for the other Non-Employee Directors, as of the effective date of this Plan.

(b)          Thereafter, each Non-Employee Director who is newly appointed or elected to the Board for a full term of one (1) year shall automatically be granted an award consisting of the applicable number of shares of Restricted Stock described in Section 2.1(a) with respect to any other Non-Employee Director, at the time such Non-Employee Director first joins the Board. Such Award shall be made on the first business day following the date of the regular annual meeting of stockholders of the Company, or any adjournment thereof, at which directors are elected.

(c)          Each Non-Employee Director who is appointed or elected to fulfill a term of less than one (1) year (whether by replacing a director who retires, resigns or otherwise terminates his service as a director prior to the expiration of this term or otherwise) shall automatically be granted a pro-rata Award consisting of the applicable number of shares of Restricted Stock described in Section 2.1(a)(rounded to the nearest whole number of shares) equal to 1,000 multiplied by the Applicable Service Fraction with respect to such Non-Employee Director determined as of the date of such Non-Employee Director's appointment or election to the Board. Such Award shall be made as of the first business day following the date of such Non-Employee Director's appointment or election to the Board.

(d)          Each Non-Employee Director who is re-elected (or, in the case of a Non-Employee Director who was appointed to the Board and received an Award pursuant to any of the preceding provisions of this Section 2.1 (an "Appointed Director"), elected) to the Board for a full term of one (1) year shall automatically be granted an Award consisting of the applicable number of shares of Restricted Stock described in Section 2.1(a) at the time of such Non-Employee Director's re-election (or, in the case of an Appointed Director, election) to the Board. Such Award shall be made on the first business day following the date of the annual meeting of stockholders of the Company, or any adjournment thereof, at which directors of the Company are elected.

(e)          As used herein, "Applicable Service Fraction" means, with respect to any Non-Employee Director, a fraction the numerator of which is the number of months remaining in such Non-Employee Director's term at the time the Applicable Service Fraction is to be determined pursuant hereto and the denominator of which is 12.

(f)          Notwithstanding the foregoing, any restricted common stock received by any Non-Employee Director for serving on the Board prior to the effective date of this Plan under any other Non-Employee Plan or arrangement of the Company, shall be in addition to the automatic grant described in Section 2.1(a). The Chairman of the Board, who is also a Non-Employee Director, did not receive any prior restricted common stock for serving in such capacity on the Board since February 8, 1999.

(g)          Anything stated herein to the contrary notwithstanding, a one-time grant of 1,168,000 shares of Restricted Stock shall be made to Richard J. Kurtz, Chairman of the Board, which shall be in addition to the automatic grant described in Section 2.1(a). This grant recognizes his personal cost for substantially funding the Company and acting as Chairman of the Board without adequate compensation over a three-year period.

2.2          Purchase Price. Participants under the Plan shall not be required to pay any purchase price for the shares of Common Stock to be acquired pursuant to an Award, unless otherwise required under applicable law or regulations for the issuance of shares of Common Stock which are nontransferable and subject to a substantial risk of forfeiture until specific conditions are met. If so required, the price at which shares of Common Stock shall be sold to Participants under this Plan pursuant to an Award shall be the minimum purchase price required in such law or regulations, as determined by the Board in the exercise of its sole discretion.

2.3          Terms of Payment. The purchase price, if any, of shares of Common Stock sold by the Company hereunder shall be payable by the Participant in cash at the time such award is granted.

2.4          Cash Payment. An annual Retention Fee, payable on a quarterly basis, shall be paid by the Company to all eligible Participants under this Plan as follows:

(a)          $4,000 per annum for the first year of continuous service on the Board of Directors;

(b)          $7,000 per annum for the second year of continuous service on the Board of Directors; and

(c)          $10,000 per annum for the third year of continuous service and thereafter on the Board of Directors.

III.	RESTRICTIONS ON GRANTED STOCK.

3.1          Restrictions on Shares Issued. All shares of Common Stock granted pursuant to an Award under this Plan shall be subject to the following restrictions:

(a)          The shares may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, alienated or encumbered until the restrictions set forth in Paragraph (b) below lapse and are removed as provided in Paragraph (d) below, and any additional requirements or restrictions set forth in or imposed pursuant to this Plan have been satisfied, terminated or expressly waived by the Company in writing.

(b)          In the event a Participant's service as a director of the Company terminates for any reason other than death or total disability, all shares of Common Stock acquired under this Plan by such Participant with respect to which, at the date of such termination of service, the vesting restrictions imposed under this Plan have not lapsed and been removed as provided in Paragraph (d) below shall be returned to the Company forthwith, and all rights of the Participant to such shares shall immediately terminate upon payment by the Company to such Participant of the amount, if any, that the Participant paid to the Company for such shares.

(c)          In the event a Participant's service as a director of the Company terminates because of death or total disability, the Participant shall not be obligated to return any shares as described in Paragraph (b) above and, except for any continuing and additional restrictions which may exist as set forth in or imposed pursuant to this Plan, the vesting restrictions imposed upon the shares of Common Stock acquired by such Participant under this Plan shall lapse and be removed (and the shares of Common Stock acquired by such Participant under Awards pursuant to the Plan shall vest) upon such termination of service.

(d)          The restrictions imposed under Paragraph (b) above shall lapse and be removed (and the shares of Common Stock acquired by a Participant pursuant to an Award shall vest) in accordance with the following rules:

(i)          Subject to the provisions of Subparagraphs (iii) and (iv) below, in the case of an Award granted pursuant to Paragraph (a) or (c) of Section 2.1, as of the date of each regular annual meeting of stockholders of the Company at which directors are to be elected following the date of such Award, the vesting restrictions imposed under this Plan shall lapse and be removed from such number of shares of Restricted Stock acquired pursuant to the Award as is required to cause the aggregate number of shares of Common Stock acquired pursuant to such Award with respect to which the vesting restrictions imposed pursuant to this Plan have lapsed and been removed (and in which the Participant shall be fully vested) to equal the number (rounded to the nearest whole number of shares) computed by multiplying the total number of shares of Restricted Stock that were initially the subject of such Award by the lesser of (a) one or (b) a fraction the numerator of which is the number of months the Participant has served as a member of the Board of Directors subsequent to the date upon which the Award was granted and the denominator of which is the total number of months in the term of such Non-Employee Director determined as of the date upon which the Award was granted.

(ii)          Subject to the provisions of Subparagraph (iii) and (iv) below, in the case of an Award pursuant to Paragraph (b) or (d) of Section 2.1, as of the date of each regular annual meeting of stockholders of the Company at which directors are to be elected following the date of such Award, the vesting restrictions imposed pursuant to this Plan shall lapse and be removed (and the Participant shall be fully vested) with respect to all of the shares acquired by the Participant pursuant to such Award as of the date of the next annual meeting of stockholders following the date upon which the Award is granted.

(iii)          Notwithstanding the provisions of Subparagraphs (i), (ii) and (v) of this Section 3.1, in the event that a Participant's service as a director of the Company terminates because of death or total disability, as of the date of such termination of service the vesting restrictions imposed pursuant to this Plan shall lapse and be removed (and the Participant shall be fully vested) with respect to all shares of Common Stock acquired by such Participant under Awards pursuant to this Plan.

(iv)          Notwithstanding the provisions of Subparagraphs (i), (ii) and (v) of this Section 3.1, in the event of a Change in Control, as of the date of such Change in Control the vesting restrictions imposed pursuant to this Plan shall lapse and be removed (and Participants shall be fully vested) with respect to all shares of Common Stock acquired under Awards pursuant to this Plan.

(v)          Notwithstanding the provisions in Subparagraphs (i) through (iv) of this Section 3.1(d), the Award made pursuant to Section 2.1(g), as of the effective date of this Plan, shall vest 25% per year commencing as of the effective date of this Plan.

(e)          Vesting. Unless otherwise expressly stated herein, shares granted hereunder shall vest after 12-months following date of grant.

3.2          Prior Shares of Restricted Common Stock Outside of the Plan. Any and all restricted common stock received by each Non-Employee Director for serving on the Board prior to the effective date of this Plan under any other Non-Employee Plan or arrangement of the Company prior to the effective date of this Plan, shall be fully vested.

3.3          Rights with Respect to Shares of Restricted Stock. A Non-Employee Director to whom an Award has been made shall be notified of the Award, and upon payment in full of the purchase price (if any) required for the shares of the Restricted Stock, the Company shall promptly cause to be issued or transferred to the name of the Non-Employee Director a certificate or certificates for the number of shares of Restricted Stock granted, subject to the provisions of Sections 3.4, 3.5 and 3.6 below. From and after the date of the Award, the Non-Employee Director shall be a Participant and shall have all rights of ownership with respect to such shares of Restricted Stock, including the right to vote and to receive dividends and other distributions with respect thereto, subject to the terms, conditions and restrictions described in this Plan.

3.4          Custody of Stock Certificates. In order to enforce the restrictions imposed upon shares of Restricted Stock pursuant to this Plan, the Board may require that the certificates representing such shares of Restricted Stock remain in the physical custody of the Company until any or all of the restrictions imposed pursuant to the Plan expire or shall have been removed.

3.5          Legends on Stock Certificates. The Board shall cause such legend or legends making reference to the restrictions imposed hereunder to be placed on certificates representing shares of Common Stock which are subject to restrictions hereunder as the Board deems necessary or appropriate in order to enforce the restrictions imposed upon shares of Restricted Stock issued pursuant to Awards granted hereunder.

3.6          Securities Law Requirements. Shares of Common Stock shall not be offered or issued under this Plan unless the offer, issuance and delivery of such shares shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended and the requirements of any stock exchange upon which the Common Stock may then be listed. As a condition precedent to the issuance of shares of Common Stock pursuant to an Award, the Company may require the Participant to execute such documents or take any reasonable action necessary to comply with such requirements.

IV.          ADJUSTMENTS. If the outstanding shares of the Common Stock of the Company are increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed in respect of such shares of Common Stock (or any stock or securities received with respect to such Common Stock), through merger, consolidation, sale or exchange of all or substantially all of the properties of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, spin-off or other distribution in respect of such shares of Common Stock (or any stock or securities received with respect to such Common Stock), a fair, appropriate and proportionate adjustment shall be made in (i) the maximum number of securities provided in Section 1.3 of the Plan, (ii) the number of shares to be included in each grant of Restricted Stock of the Plan; (iii) the number and kind of shares then subject to restrictions pursuant to Section 3.1 of the Plan, and (iv) the repurchase price, if any, for each share of Common Stock subject to such restrictions. The Board's determination of the adjustments required under this Section 4.1 shall be final, binding and conclusive. No fractional interests shall be issued under the Plan on account of any such adjustment.

V.	MISCELLANEOUS PROVISIONS.

5.1          Amendment, Suspension and Termination of Plan. The Board of Directors may at any time amend, suspend, or terminate the Plan; provided, however, that no such action shall deprive the holder of an Award of such Award without the consent of such holder, and further provided that the nondiscretionary manner in which Awards are made to Non-Employee Directors under Section 2.1 shall not be modified or amended (provided that the number of shares to be included in each automatic grant thereunder may be changed with the approval of the stockholders). Furthermore, no such amendment shall, without approval of the stockholders of the Company, except as provided in Article IV hereof:

(a)          increase the maximum number of shares specified in paragraph (a) of Section 1.3;

(b)          change the price of Common Stock specified in Section 2.2;

(c)          change the terms of payment specified in Section 2.3;

(d)          accelerate the restriction-removal schedule specified in Paragraph (d) of Section 3.1;

(e)          extend the duration of the Plan;

(f)          materially modify the requirements as to eligibility for participation in the Plan; or

(g)          materially increase in any other way the benefits accruing to the holder of an Award already granted or that subsequently may be granted under this Plan.

Except as provided in Article IV, no termination, suspension or amendment of this Plan may, without the consent of the holder thereof, affect Common Stock previously acquired by a Participant pursuant to this Plan.

5.2          Effective Date and Duration of Plan. This Plan shall become effective on the date of its approval by the holders of the outstanding shares of Common Stock (either by a vote of a majority of such outstanding shares present in person or by proxy and entitled to vote at a meeting of the stockholders of the Company). Unless previously terminated by the Board of Directors, this Plan shall terminate at the close of business on May 29, 2006, and no Award may be granted under the Plan thereafter, but such termination shall not affect any Award theretofore granted and any shares of Common Stock granted pursuant thereto.

5.3          Additional Limitations on Common Stock. With respect to any shares of Common Stock issued or transferred under any provisions of the Plan, such shares may be issued or transferred subject to such conditions, in addition to those specifically provided in the Plan as the Board may direct.

5.4          Director Status. Nothing in this Plan or in any instrument executed pursuant hereto shall confer upon any Non-Employee Director any right to continue as a member of the Board of Directors of the Company or any subsidiary thereof or shall interfere with or restrict the right of the Company or its stockholders (or of a subsidiary or its stockholders, as the case may be) to terminate the service of any Non-Employee Director at any time and for any reason whatsoever, with or without good cause.

5.5          Securities Law Legends. In addition to any legend or legends pursuant to Section 3.5 above, each certificate representing shares of Common Stock issued under the Plan shall be endorsed with such legends as the Company may, in its discretion, deem reasonably necessary or appropriate to comply with or give notice of applicable federal and state securities laws.

5.6          No Entitlement to Shares. No Non-Employee Director (individually or as a member of a group), and no beneficiary or other person claiming under or through such Non-Employee Director, shall have any right, title, or interest in or to any shares of Common Stock allocated or reserved for the purpose of the Plan or subject to any Award except as to such shares of Common Stock, if any, as shall have been issued in the name of or transferred to such Non-Employee Director. A Non-Employee Director's rights to any shares of Common Stock issued or transferred to the name of such Non-Employee Director pursuant to an Award under this Plan shall be subject to such limitations and restrictions as are set forth in or imposed pursuant to this Plan.

5.7          Withholding of Taxes. The Company may make such provisions as it deems appropriate for the withholding by the Company of such amounts as the Company determines it is required to withhold in connection with any Award. The Company may require a Participant to satisfy any relevant tax requirements before authorizing any issuance of Common Stock to such Participant. Any such settlement shall be made in the form of cash, a certified or bank cashier's check or such other form of consideration as is satisfactory to the Board.

5.8          Transferability. No award or right under this Plan, contingent or otherwise, shall be assignable or otherwise transferable other than by will or the laws of descent and distribution, or shall be subject to any encumbrance, pledge or change or any nature. Any Award shall be accepted during a Participant's lifetime only by the Participant or the Participant's guardian or other legal representative.

5.9          Other Plans. Nothing in this Plan is intended to be a substitute for, or shall preclude or limit the establishment or continuation of, any other plan, practice or arrangement for the payment of compensation or benefits to directors generally, which the Company now has or may hereafter lawfully put into effect, including, without limitation, any retirement, pension, insurance, stock purchase, incentive compensation or bonus plan.

5.10         Invalid Provisions. In the event that any provision of this Plan document is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid or unenforceable provision were not contained herein.

5.11         Singular, Plural; Gender. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender, as the context may require.

5.12         Applicable Law. This Plan shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws relating to conflicts or choice of laws, of the State of Delaware.

5.13         Successors and Assigns of the Company. The Plan shall be binding upon the successors and assignees of the Company.

5.14         Successors and Assigns of Participants. The provisions of this Plan and any agreement executed upon the acquisition of shares hereunder shall be binding upon each Participant in the Plan, and such Participant's heirs, executors, administrators, personal representatives, transferees, assignees and successors in interest.

5.15         Headings, Etc. Not Part of Plan. Heading of Articles and Sections hereof are inserted for convenience and reference only, and they shall not constitute a part of the Plan.